UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

FNBH BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)	48843 (Zip Code)

517-546-3150

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01    Entry into a Material Definitive Agreement

In Current Reports on Forms 8-K filed May 11, 2012, and November 13, 2012, FNBH Bancorp, Inc. (the "Company") disclosed that it had entered into a series of subscription agreements with accredited investors pursuant to which the Company agreed to sell, subject to the satisfaction of certain conditions described in that Current Report, certain securities, the sale of which was expected to result in aggregate gross proceeds to the Company of approximately $15.8 million.

On December 28, 2012, the Company announced it had completed the subscription phase of this offering of securities (the "Private Placement"). The maximum aggregate amount of subscriptions for the purchase of the Company's securities in the Private Placement received, to date, equals approximately $26.7 million, which subscriptions are subject to the Company's acceptance of certain of the final subscriptions and the satisfaction and/or waiver of certain material conditions. The press release issued by the Company on December 28, 2012, is attached to this Current Report as Exhibit 99.1, and the information set forth in that press release is incorporated in this Item 1.01 by reference.

The aggregate subscriptions received from accredited investors, if accepted, completed, and closed by the Company following the satisfaction and/or waiver of the various conditions referenced in the press release attached as Exhibit 99.1, would result in the Company's issuance of approximately 12.7 million shares of the Company's common stock (the "Common Stock") and $17.8 million in aggregate principal amount of the Company's 10% subordinated debentures (the "Debentures").

In connection with this Private Placement, the Company engaged a broker-dealer, which is a member of the Financial Industry Regulatory Authority, to act as placement agent (the "Agent"). The Agent is entitled to receive a commission equal to a percentage of the proceeds to the Company from securities issued in the Private Placement to investors solicited by the Agent. The percentage commission is 6% with respect to certain investors and 3% with respect to other investors. The commissions payable to the Agent are subject in all respects to the terms and conditions of the arrangement between the Company and the Agent.

The Company intends to contribute substantially all of the proceeds (less commissions and other offering expenses and less an amount to be retained by the Company to pay certain future expected holding company expenses) received from any sale of its securities in this Private Placement to First National Bank in Howell, the Company's wholly-owned bank subsidiary (the "Bank"), in order to improve the Bank's capital levels.

Investors are cautioned not to make any investment decision regarding the Company's securities based, in whole or in part, on the information disclosed in this Current Report or the likelihood that the Company will raise any minimum amount of proceeds in the Private Placement.

The foregoing description of the material terms of the Private Placement does not purport to be a complete description of the rights and obligations of the parties involved and is qualified in its entirety by reference to the full text of the terms of the subscription agreements received and the form of Debenture to be issued by the Company.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report is incorporated in this Item 2.03 by reference.

The Debentures are not convertible into any other security, including shares of Common Stock, and will mature on the eighth anniversary of their issuance. Each Debenture provides that the Company will pay interest to the holder at an interest rate of 10% per annum on a quarterly basis. However, the Company's obligation to make any payment of principal or interest will be subject to the Company's receipt of all regulatory approvals then required. Any payment that is not made on the scheduled due date for such payment (but for this condition) will accrue interest at the rate of 10% per annum. The Debentures will be subordinate to all senior indebtedness of the Company and its subsidiaries, and will be unsecured obligations of the Company. The Company will be entitled to prepay any Debenture, in part or in whole, without premium or penalty. Each Debenture contains customary events of default, including the Company's failure to pay principal and interest when due (except as a result of the Company's failure to receive any regulatory approval then required) or in the event of any bankruptcy or similar proceeding involving the Company.

Each Debenture also provides that holders of a majority in principal amount of the outstanding Debentures will be entitled to appoint an agent (the "Enforcement Agent") to represent all holders of Debentures upon an event of default. If an event of default occurs, the Enforcement Agent may declare the principal amount of all outstanding Debentures to be due and payable immediately, as well as accrued and unpaid interest and expenses of collection. A holder of a Debenture will be entitled to enforce its rights under the Debenture only if an Enforcement Agent has not been appointed within 60 days following an event of default or, if an Enforcement Agent has been so appointed, the Enforcement Agent fails to enforce the Company's obligations with respect to a continuing event of default within 90 days following appointment.

Item 3.02    Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

In connection with the Private Placement, the Company is relying upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") and/or Section 4(2) of the Securities Act. No general solicitation or advertising was employed in offering the Units. The Units were offered to a limited number of persons, all of whom are accredited investors, and transfer of the securities will be restricted by the Company in accordance with the requirements of the Securities Act.

Item 7.01   Regulation FD Disclosure

On December 28, 2012, the Company issued a press release regarding its receipt of subscriptions for the potential sale of its securities in the Private Placement. The press release is attached to this Current Report as Exhibit 99.1 and is incorporated in this Item 7.01 by reference. The press release contains statements intended as "forward-looking statements," which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Press Release issued by FNBH Bancorp, Inc. on December 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNBH BANCORP, INC.

Dated: December 28, 2012	/s/ Ronald Long
	By:	Ronald Long
	Its:	Chief Executive Officer